UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street NW
Washington, D.C. 29549

Form 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 16, 2003

THE CATO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-3747	56-0484485

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

8100 Denmark Road, Charlotte, North Carolina	28273-5975

(Address of Principal Executive Offices)	(Zip Code)

(704) 554-8510

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

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Item 4 — Change in Registrant’s Certifying Accountant.

(a)  On September 16, 2003, The Cato Corporation (the “Company”) dismissed Deloitte & Touche LLP as its principal independent accountants from the engagement to perform the audit of the financial statements of the Company for the fiscal year ending January 31, 2004. Deloitte & Touche LLP had served as the Company’s principal independent accountants since 1995. The decision to dismiss Deloitte & Touche LLP was made by the Audit Committee of the Board of Directors of the Company.

The audit reports of Deloitte & Touche LLP on the financial statements of the Company for the fiscal years ended February 1, 2003 and February 2, 2002 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the financial statements of the Company for the fiscal years ended February 1, 2003 and February 2, 2002 and through the date hereof, the Company had no disagreement with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference to such disagreement in their reports for such periods; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Deloitte & Touche LLP was provided a copy of the above disclosures and was requested to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A letter from Deloitte & Touche LLP is attached hereto as Exhibit 16.

(b)  On September 16, 2003, the Company engaged the accounting firm of PricewaterhouseCoopers LLP as independent accountants to audit the Company’s financial statements for the fiscal year ending January 31, 2004. The decision to engage PricewaterhouseCoopers LLP was made by the Audit Committee of the Board of Directors of the Company. During the fiscal years ended February 1, 2003 and February 2, 2002 and through the date hereof, the Company did not consult with PricewaterhouseCoopers LLP regarding any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of the Regulation S-K.

Item 7 – Financial Statements and Exhibits.

(A)  Not Applicable

(B)  Not Applicable

(C)  Exhibits

Exhibit 16 – Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated October 6, 2003.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CATO CORPORATION

October 6, 2003	/s/ John P. Derham Cato

Date	John P. Derham Cato
President, Vice Chairman of the Board
and Chief Executive Officer

October 6, 2003	/s/ Michael O. Moore

Date	Michael O. Moore
Executive Vice President
Chief Financial Officer and Secretary

October 6, 2003	/s/ Robert M. Sandler

Date	Robert M. Sandler
Senior Vice President
Controller

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